EXHIBIT (12)(i)

CH ENERGY GROUP, INC.
Computation of Ratio of Earnings to Fixed Charges

                                                                                 2006                               2005
                                                                 -------------------------------------     -----------------------
                                                                 3 Months      6 Months      12 Months     3 Months      6 Months
                                                                   Ended         Ended         Ended         Ended         Ended
                                                                  June 30       June 30       June 30       June 30       June 30
                                                                 ---------     ---------     ---------     ---------     ---------
          Earnings: ($000)
A.          Net Income from Continuing Operations                $   4,068     $  22,368     $  39,786     $   6,533     $  26,873
B.          Preferred Stock Dividends                            $     242     $     485     $     970     $     242     $     485
C.          Federal and State Income Tax                             2,099        14,858        25,052         1,853        15,625
    Less    Income from Equity Investments                             801           947         1,939           152           492
    Plus    Cash Distribution from Equity Investments                    0             0         1,747            54            86
                                                                 ---------     ---------     ---------     ---------     ---------
D.          Earnings before Income Taxes and Equity Inv          $   5,608     $  36,764     $  65,616     $   8,530     $  42,577
                                                                 =========     =========     =========     =========     =========
E           Fixed Charges
              Interest on Mortgage Bonds                                 0             0             0             0             0
              Interest on Other Long-Term  Debt                      4,071         8,024        15,084         3,519         6,766
              Other Interest                                           847         1,743         3,363           117           957
              Interest Portion of Rents (2)                            253           527         1,058           249           535
              Amortization of Premium & Expense on Debt                245           490         1,005           264           528
              Preferred Stock Dividends Requirements
                  of Central Hudson                                    305           741         1,484           296           719
                                                                 ---------     ---------     ---------     ---------     ---------
                      Total Fixed Charges                        $   5,721     $  11,525     $  21,994     $   4,445     $   9,505
                                                                 =========     =========     =========     =========     =========
    Less    Preferred Stock Dividends Requirements
                of Central Hudson                                      305           741         1,484           296           719
F           Total Earnings                                       $  11,024     $  47,548     $  86,126     $  12,679     $  51,363
                                                                 =========     =========     =========     =========     =========

          Preferred Dividend Requirements:
G.          Allowance for Preferred Stock Dividends
                Under IRC Sec 247                                $     242     $     485     $     970     $     242     $     485
H.          Less Allowable Dividend Deduction                          (32)          (64)         (127)          (32)          (64)
                                                                 ---------     ---------     ---------     ---------     ---------
I.          Net Subject to Gross-up                                    210           421           843           210           421
J.          Ratio of Earnings before Income
                Taxes and Equity Inv. to Net Income (D/(A+B))        1.301         1.609         1.610         1.259         1.556
                                                                 ---------     ---------     ---------     ---------     ---------
K.          Preferred Dividend (Pre-tax) (I x J)                       273           677         1,357           264           655
L.          Plus Allowable Dividend Deduction                           32            64           127            32            64
                                                                 ---------     ---------     ---------     ---------     ---------
M.          Preferred Dividend Factor                                  305           741         1,484           296           719
                                                                 =========     =========     =========     =========     =========

N.          Ratio of Earnings to Fixed Charges (F/E)                   1.9           4.1           3.9           2.9           5.4
                                                                 =========     =========     =========     =========     =========

                                                                                       Year Ended December 31,
                                                                 ------------------------------------------------------------------


                                                                    2005          2004          2003           2002          2001
                                                                 ---------     ---------     ---------      ---------     ---------
          Earnings: ($000)
A.          Net Income from Continuing Operations                $  44,291     $  42,423     $  43,985      $  36,453     $  50,835
B.          Preferred Stock Dividends                            $     970     $     970     $   1,387      $   2,161     $   3,230
C.          Federal and State Income Tax                            25,819        31,256        30,435         22,294        (3,338)
    Less    Income from Equity Investments                           1,484           922           865            749         1,922
    Plus    Cash Distribution from Equity Investments                1,833         1,776         1,249            959         3,934
                                                                 ---------     ---------     ---------      ---------     ---------
D.          Earnings before Income Taxes and Equity Inv          $  71,429     $  75,503     $  76,191      $  61,118     $  52,739
                                                                 =========     =========     =========      =========     =========
E           Fixed Charges
              Interest on Mortgage Bonds                                 0             0           570          2,136         5,211
              Interest on Other Long-Term  Debt                     13,826        11,488        10,699          9,819        10,446
              Other Interest                                         2,577         5,517         9,828(1)      11,659        12,837
              Interest Portion of Rents (2)                          1,077         1,192         1,040            749           801
              Amortization of Premium & Expense on Debt              1,043         1,066         1,159          1,249         1,350
              Preferred Stock Dividends Requirements
                  of Central Hudson                                  1,457         1,594         2,243          3,346         3,154
                                                                 ---------     ---------     ---------      ---------     ---------
                      Total Fixed Charges                        $  19,980     $  20,857     $  25,539      $  28,958     $  33,799
                                                                 =========     =========     =========      =========     =========
    Less    Preferred Stock Dividends Requirements
                of Central Hudson                                    1,457         1,594         2,243          3,346         3,154
F           Total Earnings                                       $  89,952     $  94,766     $  99,487      $  86,730     $  83,384
                                                                 =========     =========     =========      =========     =========

          Preferred Dividend Requirements:
G.          Allowance for Preferred Stock Dividends
                Under IRC Sec 247                                $     970     $     970     $   1,387(1)   $   2,161     $   3,230
H.          Less Allowable Dividend Deduction                         (127)         (127)         (127)          (127)         (127)
                                                                 ---------     ---------     ---------      ---------     ---------
I.          Net Subject to Gross-up                                    843           843         1,260          2,034         3,103
J.          Ratio of Earnings before Income
                Taxes and Equity Inv. to Net Income (D/(A+B))        1.578         1.740         1.679          1.583         0.975
                                                                 ---------     ---------     ---------      ---------     ---------
K.          Preferred Dividend (Pre-tax) (I x J)                     1,330         1,467         2,116          3,219         3,027
L.          Plus Allowable Dividend Deduction                          127           127           127            127           127
                                                                 ---------     ---------     ---------      ---------     ---------
M.          Preferred Dividend Factor                                1,457         1,594         2,243          3,346         3,154
                                                                 =========     =========     =========      =========     =========

N.          Ratio of Earnings to Fixed Charges (F/E)                   4.5           4.5           3.9            3.0           2.5
                                                                 =========     =========     =========      =========     =========

(1) Reflects SFAS No. 150 titled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.

(2) The percentage of rent included in the fixed charges calculation is a reasonable approximation of the interest factor.

                                                              Exhibit (12)(i)(i)

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                       2006                              2005
                                                      -------------------------------------     ------------------------
                                                      3 Months      6 Months      12 Months     3 Months       6 Months
                                                        Ended         Ended         Ended         Ended          Ended
                                                       June 30       June 30       June 30       June 30        June 30
                                                      ---------     ---------     ---------     ---------      ---------
    Earnings: ($000)
A.    Net Income                                      $   4,123     $  17,177     $  31,710     $   6,112      $  21,102
B.    Federal & State Income Tax                          2,979        12,556        22,224         3,938         14,268
                                                      ---------     ---------     ---------     ---------      ---------
C.    Earnings before Income Taxes                    $   7,102     $  29,733     $  53,934     $  10,050      $  35,370
                                                      =========     =========     =========     =========      =========
D.    Fixed Charges
         Interest on Mortgage Bonds                           0             0             0             0              0
         Interest on Other Long-Term Debt                 4,071         8,024        15,084         3,519          6,766
         Other Interest                                     846         1,743         3,363           117            957
         Interest Portion of Rents                          184           392           798           196            429
         Amortization of Premium & Expense on Debt          245           490         1,005           264            528
                                                      ---------     ---------     ---------     ---------      ---------
            Total Fixed Charges                       $   5,346     $  10,649     $  20,250     $   4,096      $   8,680
                                                      =========     =========     =========     =========      =========

E.    Total Earnings                                  $  12,448     $  40,382     $  74,184     $  14,146      $  44,050
                                                      =========     =========     =========     =========      =========

    Preferred Dividend Requirements:
F.    Allowance for Preferred Stock Dividends
         Under IRC Sec 247                            $     242     $     485     $     970     $     242      $     485
G.    Less Allowable Dividend Deduction                     (32)          (64)         (127)          (32)           (64)
                                                      ---------     ---------     ---------     ---------      ---------
H.    Net Subject to Gross-up                               210           421           843           210            421
I.    Ratio of Earnings before Income
         Taxes to Net Income (C/A)                        1.723         1.731         1.701         1.644          1.676
                                                      ---------     ---------     ---------     ---------      ---------
J.    Pref. Dividend  (Pre-tax) (H x I)                     362           729         1,434           345            706
K.    Plus Allowable Dividend Deduction                      32            64           127            32             64
                                                      ---------     ---------     ---------     ---------      ---------
L.    Preferred Dividend Factor                             394           793         1,561           377            770
M.    Fixed Charges (D)                                   5,346        10,649        20,250         4,096          8,680
                                                      ---------     ---------     ---------     ---------      ---------
N.    Total Fixed Charges and Preferred Dividends     $   5,740     $  11,442     $  21,811     $   4,473      $   9,450
                                                      =========     =========     =========     =========      =========

O.    Ratio of Earnings to Fixed Charges (E/D)              2.3           3.8           3.7           3.5            5.1
                                                      =========     =========     =========     =========      =========
P.    Ratio of Earnings to Fixed Charges and
      Preferred Dividends (E/N)                             2.2           3.5           3.4           3.2            4.7
                                                      =========     =========     =========     =========      =========

                                                                           Year Ended December 31,
                                                      ------------------------------------------------------------------

                                                         2005          2004           2003          2002           2001
                                                      ---------     ---------      ---------     ---------     ---------
    Earnings: ($000)
A.    Net Income                                      $  35,635     $  38,648      $  38,875     $  32,524     $  44,178
B.    Federal & State Income Tax                         23,936        28,426         26,981        21,690        (7,637)
                                                      ---------     ---------      ---------     ---------     ---------
C.    Earnings before Income Taxes                    $  59,571     $  67,074      $  65,856     $  54,214     $  36,541
                                                      =========     =========      =========     =========     =========
D.    Fixed Charges
         Interest on Mortgage Bonds                           0             0            570         2,136         5,211
         Interest on Other Long-Term Debt                13,826        11,488         10,699         9,819        10,446
         Other Interest                                   2,577         5,517          9,828(1)     11,772        11,820
         Interest Portion of Rents                          835           954            768           749           801
         Amortization of Premium & Expense on Debt        1,043         1,066          1,159         1,249         1,350
                                                      ---------     ---------      ---------     ---------     ---------
            Total Fixed Charges                       $  18,281     $  19,025      $  23,024     $  25,725     $  29,628
                                                      =========     =========      =========     =========     =========

E.    Total Earnings                                  $  77,852     $  86,099      $  88,880     $  79,939     $  66,169
                                                      =========     =========      =========     =========     =========

    Preferred Dividend Requirements:
F.    Allowance for Preferred Stock Dividends
         Under IRC Sec 247                            $     970     $     970      $   1,387(1)  $   2,161     $   3,230
G.    Less Allowable Dividend Deduction                    (127)         (127)          (127)         (127)         (127)
                                                      ---------     ---------      ---------     ---------     ---------
H.    Net Subject to Gross-up                               843           843          1,260         2,034         3,103
I.    Ratio of Earnings before Income
         Taxes to Net Income (C/A)                        1.672         1.736          1.694         1.667         0.827
                                                      ---------     ---------      ---------     ---------     ---------
J.    Pref. Dividend  (Pre-tax) (H x I)                   1,409         1,463          2,134         3,391         2,566
K.    Plus Allowable Dividend Deduction                     127           127            127           127           127
                                                      ---------     ---------      ---------     ---------     ---------
L.    Preferred Dividend Factor                           1,536         1,590          2,261         3,518         2,693
M.    Fixed Charges (D)                                  18,281        19,025         23,024        25,725        29,628
                                                      ---------     ---------      ---------     ---------     ---------
N.    Total Fixed Charges and Preferred Dividends     $  19,817     $  20,615      $  25,285     $  29,243     $  32,321
                                                      =========     =========      =========     =========     =========

O.    Ratio of Earnings to Fixed Charges (E/D)              4.3           4.5            3.9           3.1           2.2
                                                      =========     =========      =========     =========     =========
P.    Ratio of Earnings to Fixed Charges and
      Preferred Dividends (E/N)                             3.9           4.2            3.5           2.7           2.1
                                                      =========     =========      =========     =========     =========

(1) Reflects SFAS No. 150, titled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.